                                                                     Exhibit 2.2
                                                                     -----------

                                    AMENDMENT
                                       TO
                         AMENDED CONTRIBUTION AGREEMENT

            Reference  is  hereby  made to  that  certain  Amended  Contribution
Agreement dated as of April 24, 2002 (the "Contribution Agreement") by and among
Essential  Reality,  LLC, a Delaware limited  liability company (the "Company"),
JPAL,  Inc., a Nevada  corporation  ("JPAL"),  and Martin Abrams,  John Gentile,
Anthony Gentile and LCG Capital Group,  LLC. All capitalized  terms used herein, but not otherwise  defined herein,  shall have the meanings  ascribed to them in the Contribution Agreement.

            WHEREAS,  the parties to the Contribution  Agreement desire to amend certain terms of the Contribution Agreement.

            NOW,  THEREFORE,   in  consideration  of  the  premises  and  mutual
covenants  hereinafter set forth,  the parties  hereto,  intending to be legally bound, hereby agree as follows:

            1.  Amendments.  (a) Section 5.1 is hereby  amended by deleting  all references  in such  section  to a  maturity  date of  "December  31,  2003" and inserting in its stead a maturity date of April 30, 2004.

                (b) Exhibit B attached to the  Contribution  Agreement is hereby replaced with Exhibit B attached hereto.

Except for the  specific  changes  provided for in this  section,  all terms and conditions of the Contribution  Agreement shall remain and are in full force and effect.

            2. Governing Law. This Amendment  shall be governed by and construed in  accordance  with  the laws of the  State  of New  York,  without  regard  to principles of conflicts of laws.

            3. Miscellaneous.  This Amendment shall be binding upon and inure to the benefit of and be enforceable  by the  respective  successors and assigns of
the  parties   hereto.   This  Agreement  may  be  executed  in  any  number  of
counterparts,  each of which  shall be an  original,  but all of which  together shall constitute one instrument.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF,  each of the following  parties have caused this
Amendment to be duly executed as of the 14th day of June 2002.

                                                JPAL, INC.

------------------------------------
           Martin Abrams                        By:_________________________________
                                                   Name:  Frank Drechsler
                                                   Title: President
------------------------------------
           John Gentile                         LCG CAPITAL GROUP, LLC

____________________________________            By: ________________________________
           Anthony Gentile                          Name:  Michael Alpert
                                                    Title: President of Winchester
                                                    Capital Group, LLC, the Managing
                                                    Member

ESSENTIAL REALITY, LLC                          HMA ADVISORS, INC.

By: ________________________________            By: ________________________________
    Name:  Brian D. Jedwab                          Name:  Howard Appel
    Title:  Chairman of the Board of Managers       Title:

                                                                       EXHIBIT B
                                                                       ---------

                             ESSENTIAL REALITY, LLC

                             8 1/2% PROMISSORY NOTE

THIS NOTE HAS NOT BEEN  REGISTERED  UNDER THE SECURITIES ACT OF 1933, AS AMENDED
("ACT"),  OR  UNDER  ANY  STATE  SECURITIES  LAW AND MAY NOT BE  PLEDGED,  SOLD,
ASSIGNED OR  TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE  REGISTRATION  STATEMENT
WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE  STATE  SECURITIES LAW, OR
UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL,  SATISFACTORY TO THE COMPANY,
THAT SUCH REGISTRATION IS NOT REQUIRED.

$[___________]                                                   _________, 200_

FOR VALUE RECEIVED, ESSENTIAL REALITY, LLC, a Delaware limited liability company
("Company"),  with its principal  office at 49 West 27th Street,  New York,  New
York  10001,  promises to pay to the order of JPAL,  Inc.  residing at 17620 Oak
Street,  Fountain  Valley,  California  92708 ("JPAL" or the  "Holder"),  on the
Maturity  Date (as  defined in  Section  4.1  below),  the  principal  amount of
$[__________],  in such coin or currency  of the United  States of America as at the time of payment  shall be legal  tender for the payment of public or private debts,  together with interest on the unpaid  balance of said  principal  amount from time to time outstanding at the rate of eight and one-half (8 1/2%) percent per annum without compounding. Payments of principal and interest are to be made at the  address of the  Holder  designated  above or at such other  place as the
Holder shall have  notified the Company in writing at least five (5) days before such payment is due.

            1.  Events  of  Default.  (a)  Upon  the  occurrence  of  any of the following events (herein called "Events of Default"):

                (i) The Company  shall fail to pay the  principal of or interest on this Note on the Maturity Date;

                (ii) (A) The Company  shall  commence  any  proceeding  or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment  of  its  debts,  receivership,  dissolution,  liquidation, winding-up, composition or any other relief under any bankruptcy law, or under any other insolvency,  reorganization,  liquidation,  dissolution, arrangement,  composition, readjustment of debt or any other similar act or law,  of any  jurisdiction,  domestic or  foreign,  now or  hereafter existing; or (B) the Company shall admit the material allegations of any petition or pleading in connection with any such proceeding;  or (C) the
        Company shall apply for, or consent or acquiesce to, the  appointment of a receiver, conservator, trustee or similar officer for it or for all or a  substantial  part of its  property;  or (D) the Company  shall make a general assignment for the benefit of creditors;

                (iii) (A) The  commencement  of any proceedings or the taking of
        any  other  action   against  the  Company  in   bankruptcy  or  seeking
        reorganization,  arrangement,  readjustment  of its debts,  liquidation, dissolution,  arrangement,  composition,  or any other  relief under any bankruptcy  law or any  other  similar  act or law of any  jurisdiction, domestic or foreign,  now or hereafter  existing and the  continuance of any of such events for forty-five (45) days undismissed,

        unbonded  or  undischarged;  or  (B)  the  appointment  of  a  receiver, conservator,  trustee or similar  officer for the Company for any of its property and the  continuance of any of such events for forty-five  (45)
        days  undismissed,  unbonded or  undischarged;  or (C) the issuance of a warrant of attachment,  execution or similar  process against any of the property of the Company and the continuance of such event for forty-five
        (45) days undismissed, unbonded and undischarged;

                (iv)  The  Company   shall  fail  to  comply  with  any  of  its
        obligations under this Note;

                (v) The Company shall  default with respect to any  indebtedness for borrowed money (other than under this Note) if either (a) the effect of such  default is to  accelerate  the  maturity  of such  indebtedness
        (giving  effect to any  applicable  grace  periods) or (b) the holder of such  indebtedness  declares the Company to be in default (giving effect to any applicable grace periods); or

                (vi) Any  judgment  or  judgments  against  the  Company  or any attachment,  levy or  execution  against any of its  properties  for any amount in excess of $150,000 in the aggregate  shall remain  unpaid,  or shall not be released, discharged, dismissed, stayed or fully bonded for a period of thirty (30) days or more after its entry,  issue or levy, as the case may be;

then,  and in any such event,  the Holder,  at the  Holder's  option and without written notice to the Company,  declare the entire principal amount of this Note then outstanding  together with accrued unpaid interest thereon  immediately due and payable,  and the same shall  forthwith  become  immediately due and payable without presentment,  demand, protest, or other notice of any kind, all of which are  expressly  waived.  The Events of Default  listed herein are solely for the purpose of  protecting  the interests of the Holder of this Note. If the Note is not paid in full upon acceleration,  as required above, interest shall accrue on the  outstanding  principal  of and  interest  on this Note from the date of the
Event of Default up to and  including the date of payment at a rate equal to the lesser of twelve (12%) percent per annum or the maximum  interest rate permitted by applicable law.

            (b) Non-Waiver and Other Remedies.  No course of dealing or delay on the part of the  Holder of this Note in  exercising  any right  hereunder  shall operate as a waiver or otherwise prejudice the right of the Holder of this Note.
No remedy  conferred  hereby shall be exclusive of any other remedy  referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

            (c) Collection  Costs;  Attorney's  Fees. In the case of an Event of
Default, if this Note is turned over to an attorney for collection,  the Company
agrees  to  pay  all  reasonable  costs  of  collection,   including  reasonable
attorney's  fees and expenses  and all  out-of-pocket  expenses  incurred by the
Holder in connection  with such  collection  efforts,  which amounts may, at the
Holder's option, be added to the principal hereof.

            2. Obligation to Pay Principal and Interest; Covenants. No provision of this Note  shall  alter or impair the  obligation  of the  Company,  which is absolute and unconditional, to pay the principal of and interest on this Note at the place,  at the respective  times,  at the rates,  and in the currency herein prescribed.

            3. Covenants.

            3.1. Affirmative  Covenants.  The Company covenants and agrees that, while this Note is outstanding, it shall:

            (a)  Pay and  discharge  all  taxes,  assessments  and  governmental charges or levies  imposed upon it or upon its income and  profits,  or upon any properties  belonging  to it  before  the same  shall be in  default;  provided, however, that the Company shall not be required to pay any such tax, assessment,

charge or levy which is being contested in good faith by proper  proceedings and adequate  reserves  for the  accrual  of same  are  maintained  if  required  by generally accepted accounting principles;

            (b) Comply in all  respects  with all  statutes,  laws,  ordinances, orders, judgments, decrees, injunctions, rules, regulations,  permits, licenses, authorizations and requirements  ("Requirement(s)")  of all governmental bodies, departments, commissions, boards, companies or associates insuring the premises, courts, authorities, officials, or officers, which are applicable to the Company or its property;  except wherein the failure to comply would not have a material adverse affect on the Company or its property;  provided that nothing  contained herein shall prevent the Company from contesting the validity or the application of any Requirements.

            3.2. Negative Covenants. The Company covenants and agrees that while this Note is outstanding it will not directly or indirectly:

            (a) Declare or pay cash dividends;

            (b) Purchase,  redeem,  retire or otherwise acquire for value any of its membership interests now or hereafter outstanding; or

            (c) Make any  payment to an  "affiliate"  as that term is defined in the Securities  Exchange Act of 1934 unless such payment is made in the ordinary course  of  business  or  consistent  with  past  practices  or  pursuant  to an employment agreement.

            4. Repayment.

            4.1. Maturity. The Maturity Date shall be April 30, 2004.

            4.2 Voluntary Prepayment. This Note may be prepaid by the Company at any time in whole or in part without penalty or premium,  but with at least five
(5) days notice to the Holder.  Interest shall accrue to and include the date on which prepayment is made.

            5. Required Consent.  The Company may not modify any of the terms of this Note without the prior written consent of the Holder.

            6.  Lost  Documents.   Upon  receipt  by  the  Company  of  evidence
satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss,  theft or  destruction)  of indemnity  satisfactory  to it,  and upon  reimbursement  to the  Company of all reasonable expenses  incidental thereto,  and upon surrender and cancellation of such Note, if mutilated,  the Company will make and deliver in lieu of such Note a new  Note of like  tenor  and  unpaid  principal  amount  and  dated as of the original date of the Note.

            7. Miscellaneous.

            7.1.  Benefit.  This  Note  shall be  binding  upon and inure to the benefit of the parties  hereto and their legal  representatives,  successors and assigns.

            7.2. Notices and Addresses. All notices, offers, acceptances and any other acts under this Note (except  payment)  shall be in writing,  and shall be sufficiently  given if delivered to the addressee in person,  by Federal Express or similar  receipted  delivery,  by facsimile  delivery or, if mailed,  postage prepaid, by certified mail, return receipt requested, as follows:

     To Holder:                       To Holder's address on page 1 of this Note

     To The Company:                  Essential Reality, LLC
                                      49 West 27th Street
                                      New York, New York 10001
                                      Attn:  General Counsel
                                      Fax:  (212) 244-9550

     In either case with copies to:   Gersten, Savage & Kaplowitz, LLP
                                      101 East 52nd Street, 9th Floor
                                      New York, NY  10022
                                      Attn:  Arthur Marcus, Esq.
                                      Fax:  (212) 980-5192

                                      Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                      505 Park Avenue
                                      New York, New York 10002
                                      Attn:  Steven Wolosky, Esq.
                                      Fax:  (212) 755-1467

or to such other  address as any of them,  by notice to the others may designate from time to time.  Time shall be counted  to, or from,  as the case may be, the delivery in person or five (5) business days after mailing.

            7.3 Governing Law. This Note and any dispute, disagreement, or issue of construction or  interpretation  arising  hereunder  whether  relating to its execution,  its validity,  the obligations provided therein or performance shall be governed  and  interpreted  according to the law of the State of New York and agrees that service of process  upon it mailed by certified  mail to its address shall be deemed in every  respect  effective  service of process  upon it in any such suit, action or proceeding.

            7.4 Binding Effect; Assignment. This Note and the various rights and obligations  arising hereunder shall inure to the benefit of and be binding upon the  parties  hereto and their  respective  successors  and  permitted  assigns.
Neither  this Note nor any of the rights,  interests  or  obligations  hereunder shall be  transferred  or assigned (by  operation of law or otherwise) by any of the  parties  hereto  without  the prior  written  consent  of the other  party;
provided,  however,  that in connection with a merger of the Company or the sale of assets by the Company,  the Company may assign and transfer this Note and any of the rights, interests or obligations hereunder. Any transfer or assignment of any of the rights,  interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

            7.5 Jurisdiction  and Venue.  Each of the Holder and the Company (i)
agree that any legal suit,  action or  proceeding  arising out of or relating to this Note  shall be  instituted  exclusively  in the  courts of the State of New
York,  (ii)  waive  any  objection  to the  venue of any such  suit,  action  or proceeding  and the right to assert that such forum is not a  convenient  forum, and (iii) irrevocably  consent to the jurisdiction of the courts of the State of
New York in any such suit, action or proceeding, and further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or  proceeding  in the  courts  of the  State of New York and agree  that service  of  process  upon them  mailed by  certified  mail to their  respective addresses  shall be deemed in every  respect  effective  service of process upon them in any such suit, action or proceeding.

            7.6 Section Headings. Section headings herein have been inserted for reference  only and shall not be deemed  to limit or  otherwise  affect,  in any matter,  or be  deemed  to  interpret  in whole  or in part any of the  terms or provisions of this Note.

            IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

                                          ESSENTIAL REALITY, LLC

                                          By: __________________________
                                              Name:
                                              Title: